UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): November 7, 2007
ASPECT MEDICAL SYSTEMS, INC.
(Exact name of registrant as specified in charter)

Delaware	000-24663	04-2985553

(State or other juris-	(Commission	(IRS Employer
diction of incorporation)	File Number)	Identification No.)

One Upland Road Norwood, Massachusetts	02062

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (617) 559-7000

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.
     On November 7, 2007, Aspect Medical Systems, Inc. (“Aspect Medical”) entered into a letter agreement (the “Letter”) with Boston Scientific Corporation (“Boston Scientific”), pursuant to which Aspect agreed to waive specified provisions of the Termination and Repurchase Agreement (the “Agreement”) entered into by Aspect Medical and Boston Scientific on June 11, 2007 (the “Effective Date”). Pursuant to the Agreement, Boston Scientific had agreed, among other things, that for a period of 180 days after the Effective Date, it would not sell, contract to sell, grant any option to purchase, or dispose of any of the shares of Aspect Common Stock held of record by Boston Scientific on the Effective Date of the Agreement (the “Lock-up), and Boston Scientific granted to Aspect the option (the “Call Option”), exercisable by Aspect in one or more transactions during the 180-day period, to purchase up to all of the remaining shares of Aspect Common Stock held of record by Boston Scientific on the Effective Date at the repurchase price set forth in the Agreement. In accordance with the terms of the Letter, Aspect has agreed to waive the Lock-up and the Call Option with respect to the remaining 1,513,239 shares of Aspect Common Stock currently held of record by Boston Scientific (the “Shares”) because Boston Scientific and a third party, OrbiMed Advisors LLC, have reached an agreement pursuant to which OrbiMed will purchase the Shares.
     Pursuant to the Letter, the parties also agreed to terminate the Registration Rights Agreement dated as of June 11, 2007 by and between Aspect Medical and Boston Scientific relating to the Shares.
     The foregoing summary of the Letter is qualified in its entirety by the full text of the Letter, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.
Item 1.02.    Termination of a Material Definitive Agreement.
     Reference is hereby made to Item 1.01 of this Current Report on Form 8-K, which is incorporated into this Item 1.02 by reference.
Item 9.01.    Financial Statements and Exhibits

10.1	Letter dated November 7, 2007 by and between Aspect Medical Systems and Boston Scientific Corporation

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 7, 2007	ASPECT MEDICAL SYSTEMS, INC.
	By:	/s/ Michael Falvey

		Name:	Michael Falvey
		Title:	Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Letter dated November 7, 2007 by and between Aspect Medical Systems and Boston Scientific Corporation